Exhibit 23.1




         Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan of Anchor BanCorp Wisconsin Inc. of our report dated May 14, 2004, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP
Milwaukee, Wisconsin
February 23, 2005